Exhibit 1.1

EXECUTION COPY

PUBLIC STORAGE

COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.10 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

November 26, 2012

November 26, 2012

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

PSAC Development Partners, L.P., a California limited partnership (the “Selling Shareholder”), proposes to sell through or to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agent and/or principal (the “Manager”), on the terms set forth in this equity distribution agreement (this “Agreement”), up to 712,400 common shares of beneficial interest, par value $0.10 per share, of Public Storage, a Maryland real estate investment trust (the “Company”) (such shares to be sold by the Selling Shareholder being hereinafter referred to as, the “Shares”). The common shares of beneficial interest, par value $0.10 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (File No. 333-185000), including a prospectus, on Form S-3, relating to the Shares, to be offered and sold from time to time. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shares and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Manager in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Manager in accordance with Section 6(b). As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus

Supplement, any Interim Prospectus Supplement, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. (a) The Company represents and warrants that:

(i) The Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (D) at the execution of this Agreement and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (D)), the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement. The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(ii)(A) (1) At the respective times the Registration Statement and each amendment thereto became effective, (2) at each deemed effective date with respect to the Manager pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (3) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (4) at each Settlement Date (as defined below) and (5) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (B) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (C) each of the Prospectus Supplement, any Interim Prospectus

Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (D) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(iii)(A) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (D) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the Prospectus or in the General Disclosure Package.

(iv) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Selling Shareholder notified or notifies the Company and the Manager, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Manager in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(v)(A)(1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (B)(1) at the time of filing of the Registration Statement, (2) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (3) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(viii) The Shares have been duly authorized and are validly issued, fully paid and non-assessable. The holders of outstanding shares of Common Shares are not entitled to preemptive or other similar rights, and except as set forth in the Prospectus and the General Disclosure Package, no options, warrants or other rights to purchase agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Shares or ownership interest in the Company are outstanding.

(ix) On the date hereof, the Company’s earnings blackout period is scheduled from December 15, 2012 until the date that commences on the third Trading Day (as defined herein) following the Company’s public release of its fourth quarter and full year 2012 earnings press release. If the Company’s earnings blackout policy is revised, resulting in a change to the earnings blackout period, the Company shall promptly notify the Selling Shareholder and the Manager.

(x) The only significant subsidiaries of the Company are the subsidiaries listed on Annex A hereto (the “Subsidiaries”). Each of the Company, the Subsidiaries, and the partnerships listed on Annex B hereto (the “Partnerships”) has been duly organized and is validly existing (in the case of the Company and each of the Subsidiaries, as a corporation) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a “Material Adverse Effect”). All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. The Company owns as of the date hereof 100% of the limited partnership units of each of PSPI, PSPII, PSPIII, PSPIV, PSPV, PSPVI and PSPVIII. The Company owns as of the date hereof a 100% economic interest in PSAF LP, a 100% economic interest in PSAC LP, and 100% of the common units, 100% of the parity preferred units and 100% of the exchangeable preferred units (Series N) and 100% of the exchangeable preferred units (Series O) in PSAIP LP.

(xi) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the Prospectus and the General Disclosure Package; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(xii) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Registration Statement, the Prospectus and the General Disclosure Package.

(xiii) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(xiv) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company’s business as described in the Registration Statement, the Prospectus and the General Disclosure Package; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Registration Statement, the Prospectus or the General Disclosure Package) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

(xv) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit or proceeding before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

(xvi) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated herein, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the

Shares by the Manager. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

(xvii) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(xviii) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(xix) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

(xx) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(xxi) Other than as described in the Prospectus and the General Disclosure Package and other than the grant of options or restricted share units to purchase approximately 390,300 Common Shares since January 1, 2012, there are no outstanding warrants or options to purchase any shares of beneficial interest in the Company and there are no restrictions upon the voting or transfer of, or the declaration or payment of any dividend or distribution on, any shares of beneficial interest in the Company pursuant to the declaration of trust or by-laws of the Company, any agreement or other instrument to which the Company is a party or by which the Company is bound, or any order, law, rule, regulation or determination of any court, governmental agency or body (including, without limitation, any banking or insurance regulatory agency or body), or arbitrator having jurisdiction over the Company. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xxii) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a real estate investment trust (“REIT”) under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) to be taxed on its “real estate investment trust income” pursuant to Section 857 of the Code.

(xxiii) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the

Representatives is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

(xxiv) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of the Securities Act.

(xxv) To the best of the Company’s knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement, the Prospectus and the General Disclosure Package are independent public accountants with respect to the Company and any other applicable entity, as required by the Securities Act. The financial statements, together with related schedules and notes, incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package comply as to form in all material respects with the requirements of the Securities Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the Registration Statement, the Prospectus and the General Disclosure Package are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvi) Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prospectus and the General Disclosure Package (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

(xxvii) The Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the General Disclosure Package or other materials, if any, permitted by the Securities Act.

(xxviii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxix) To the Company’s knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(xxx) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the

Company, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(xxxi) To the best of the Company’s knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the best of the Company’s knowledge, no such agreement is imminent.

(xxxii) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and such rules and regulations.

(xxxiii) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(xxxiv) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(b) The Selling Shareholder represents and warrants that:

(i) The Selling Shareholder now has and at a Settlement Date will have good and marketable title to the Shares to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Shares; and upon the delivery of, against payment for, the Shares pursuant to this Agreement, any purchaser will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(ii) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iii) No consent, approval, authorization, waiver or order of any court or governmental agency, authority or body is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound in connection with the execution by the Selling Shareholder of this Agreement, the performance of the Selling Shareholder of its obligations hereunder or the consummation by the Selling Shareholder of any of the other transactions contemplated herein.

(iv) The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v) The execution by the Selling Shareholder of this Agreement, the performance of the Selling Shareholder of its obligations hereunder and the consummation by the Selling Shareholder of any of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(vi) To the extent that any statements or omissions made in the Registration Statement, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein, such Registration Statement or Prospectus did, and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth in this Agreement, the Company, the Selling Shareholder and the Manager agree that the Selling Shareholder may from time to time seek to sell Shares through the Manager, acting as sales agent, or directly to the Manager, acting as principal, as follows:

(a) The Selling Shareholder may submit its orders to the Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Selling Shareholder) by electronic mail using a form substantially similar to that attached hereto as Exhibit A. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to execute any Selling Shareholder order submitted to it hereunder to sell Shares and with respect to which the Manager has agreed to act as sales agent or as principal. The Selling Shareholder acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will incur no liability or obligation to the Selling Shareholder or any other person or entity if it does not sell Shares for any reason and (iii) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager, the Selling Shareholder and the Company pursuant to a Terms Agreement.

(c) If the Selling Shareholder wishes to sell the Shares directly to the Manager as principal (a “Principal Purchase”), it will notify the Manager of the proposed terms of such Principal Purchase. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Selling Shareholder, wishes to accept amended terms, the Manager, the Selling Shareholder and the Company will enter into a separate agreement (each, a “Terms Agreement”), mutually satisfactory to the Manager, the Selling Shareholders and the Company, setting forth the terms of such Principal Purchase. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(d) The Selling Shareholder shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its commercially reasonable efforts to sell, any Share (i) at a price lower than the minimum price therefor designated by the Selling Shareholder pursuant to Section 2(a) above or (ii) in a number in excess of the number of Shares authorized to be sold under this Agreement. In addition, the Selling Shareholder or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e) If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Selling Shareholder following the close of trading on the Exchange each day in which Shares are sold under this Agreement setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Selling Shareholder to the Manager with respect to such sales.

(f) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company shall be deemed to have affirmed each of its representations and warranties contained in this Agreement. At each Time of Sale, Settlement Date and Representation Date, the Selling Shareholder shall be deemed to have affirmed each of its representatives and warranties contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Selling Shareholder as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company and the Selling Shareholder herein, to the performance by the Company and the Selling Shareholder of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(g) Notwithstanding any other provision of this Agreement, the Company, the Selling Shareholder and the Manager agree that no sales of Shares shall take place, the Selling Shareholder shall not request the sales of any Shares that would be sold and the Manager shall not be obligated to sell or offer to sell, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchase or sale of Common Shares by persons subject to such policy, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same periods, as the case may be, covered by such announcement. The Company shall notify the Selling Shareholder and the Manager, in connection with Section 6(f), when it is or could be deemed to be in possession of material non-public information.

3. Fee. The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent hereunder shall be $0.06 per share for any Shares sold pursuant to this Agreement. The Selling Shareholder may sell Shares to the Manager as principal at a price agreed upon at the relevant Time of Sale and pursuant to a separate Terms Agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On or prior to each Settlement Date, the Shares sold through the Manager for settlement on such date shall be delivered by the Selling Shareholder to the Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Selling Shareholder or the Company’s transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Selling Shareholder written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Selling Shareholder. If the Selling Shareholder, or the Company’s transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Selling Shareholder shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Manager’s Obligations. The obligations of the Manager are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Manager’s judgment, is material and adverse and that makes it, in the Manager’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Manager shall have received on each date specified in Section 6(1) a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company contained in this Agreement are true and correct as of such date; (ii) the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Manager expressly for use in the General Disclosure Package.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Manager shall have received on each date specified in Section 6(m) a certificate, dated such date and signed by the chief financial officer of PS LPT Properties Investors, a Maryland REIT, the general partner of the Selling Shareholder (the “General Partner”), to the effect that (i) the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of such date and (ii) the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

(d) The Manager shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion of Stephanie Heim, Vice President, Corporate Counsel and Secretary of the Company, dated such date, to the effect that:

(i) Each of the Subsidiaries and the Partnerships has been duly organized and is validly existing (in the case of each of the Subsidiaries, as a corporation or limited liability company, as applicable) in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Registration Statement, the Prospectus and the General Disclosure Package, and each of the Company and the Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) All of the Company’s ownership interests in the Partnerships are owned free and clear of any perfected security interest and, to such counsel’s knowledge, after due inquiry, any other security interests, claims, liens or encumbrances.

(iii) To the best of such counsel’s knowledge, after due inquiry, (i) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus and the General Disclosure Package and (ii) there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus and the General Disclosure Package, or to be filed as an exhibit, which is not described or filed as required; and, to the best of such counsel’s knowledge, after due inquiry, the statements (other than the financial information contained therein, as to which such counsel expresses no opinion) in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, under Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, under Part II, Item 7 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and under Part III, Item 13 – “Certain Relationships and Related Transactions and Trustee Independence,” fairly summarize the matters therein described in all material respects.

(iv) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements and other financial information contained therein, as to which such counsel expresses no opinion) and each of the Incorporated Documents (or, if any amendment with respect to any such document was filed, when such amendment was filed), at the time of filing thereof, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder (other than the financial statements and other financial information contained therein, as to which such counsel expresses no opinion).

(v) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of the Agreement, the performance by the Company of its obligations thereunder or the consummation of the transactions contemplated therein, except such as have been obtained under the Securities Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Manager of the Shares.

(vi) The execution, delivery and performance by the Company of the Agreement do not violate New York law.

(vii) The Company, each Subsidiary and each Partnership have all requisite power and authority, and, to the best of such counsel’s knowledge, after due inquiry, all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the Prospectus and the General Disclosure Package; and, to the best of such counsel’s knowledge, after due inquiry, (i) all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to have or to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be, and (ii) the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(viii) The Company is not in violation of its Declaration of Trust or bylaws and each of the Subsidiaries is not in violation of its articles of incorporation or bylaws, and each of the Partnerships is not in violation of its respective partnership agreement and, to the best of such counsel’s knowledge, after due inquiry, neither the Company nor any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(ix) The consummation of the transactions contemplated by the Agreement will not conflict with, will not result in a breach or violation of, and will not constitute a default under California, New York or federal law or the articles of incorporation or bylaws of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument known to me and to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

(x) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as provided therein.

(xi) Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); any required filing of each free writing prospectus, if any, pursuant to Rule 433 of the Securities Act has been made in the manner and within the time period required by Rule 433(d) of the Securities Act; and to the best of such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or threatened.

(xii) To the best of such counsel’s knowledge, after reasonable inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(xiii) The statements in the Registration Statement, the Prospectus and the General Disclosure Package, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate, and present fairly the information required to be shown, in all material respects.

(xiv) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the General Disclosure Package and the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the Prospectus, such counsel is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing.

(xv) Except as described in the General Disclosure Package and the Prospectus and in Section 1(a)(xxi) of this Agreement, to the best of such counsel’s knowledge, after reasonable inquiry, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

(xvi) Except as described in the General Disclosure Package and the Prospectus and in Section 1(a)(xxi) of this Agreement, to the best of such counsel’s knowledge, after reasonable inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any shares of Common Stock or other securities of the Company.

In addition, such counsel shall state that she has participated in conferences with representatives of the Manager, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus, on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel’s attention which leads such counsel to believe that any part of the Registration Statement, when such part became effective, on the date of this Agreement and at each Deemed Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, as of the date of this Agreement and as amended or supplemented, if applicable, as of such date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the Registration Statement or Prospectus. In addition, such counsel shall state that no facts have come to such counsel’s attention which leads such counsel to believe that the General Disclosure Package as of its date, or, as amended or supplemented, if applicable, as of such date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements and other financial data included in the General Disclosure Package.

(e) The Manager shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion of Hogan Lovells US LLP, outside counsel for the Company, dated such date, to the effect that:

(i) The Company is validly existing as a Maryland real estate investment trust and in good standing as of the date hereof under the laws of the State of Maryland. The Company has the trust power to own, lease and occupy its current properties and to conduct its business as described in the Prospectus and the General Disclosure Package.

(ii) The statements in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations,” to the extent that they describe matters of federal income tax law or federal income tax legal conclusions, are correct in all material respects.

(iii) Based upon current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), and subject to the limitations and qualifications set forth in such counsel’s tax opinion, the Company is organized and currently operates in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s proposed method of operation (as described in the Registration Statement, the Prospectus, the General Disclosure Package and the Management Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2012, and for subsequent taxable years.

(iv) The Company’s authorized equity capitalization is as set forth in the Prospectus and the General Disclosure Package. No holder of outstanding shares of beneficial interest in the Company has any statutory preemptive right under the Maryland REIT Law or, to such counsel’s knowledge, any contractual right to subscribe for any of the Shares.

(v) The Company has the trust power and authority to enter into and perform its obligations under the Agreement. The Agreement has been duly authorized, executed and delivered by the Company.

(vi) The execution, delivery and performance on the date hereof by the Company of the Agreement does not violate the Declaration of Trust or Bylaws of the Company or any provision of the Maryland REIT Law.

(vii) The information in the Prospectus under the caption “Public Storage Shares of Beneficial Interest,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by such counsel and is accurate in all material respects. The Company’s shares of beneficial interest conform as to legal matters in all material respects to the descriptions thereof set forth in the Prospectus and the General Disclosure Package.

(f) The Manager shall have received on each date specified in Section 6(n), and on such other dates as may be reasonably requested by the Manager, an opinion of Stephanie Heim, Vice President, Corporate Counsel and Secretary of the General Partner, dated such date, to the effect that:

(i) The Selling Shareholder is validly existing as a California limited partnership and in good standing as of the date hereof under the laws of the State of California. The Selling Shareholder has the power to own, lease and occupy its current properties and to conduct its business as described in the Prospectus and the General Disclosure Package.

(ii) The Selling Shareholder now has and at a Settlement Date will have good and marketable title to the Shares to be sold by it, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of the Shares; and upon the delivery of, against payment for, the Shares pursuant to this Agreement, any purchaser will acquire good and marketable title thereto, free and clear of any liens, encumbrances, equities and claims.

(iii) The Selling Shareholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iv) No consent, approval, authorization, waiver or order of any court or governmental agency, authority or body is required under any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound in connection with the execution by the Selling Shareholder of this Agreement, the performance of the Selling Shareholder of its obligations hereunder or the consummation by the Selling Shareholder of any of the other transactions contemplated therein.

(v) The execution, delivery and performance by the Selling Shareholder of the Agreement do not violate New York law.

(vi) The execution by the Selling Shareholder of this Agreement, the performance of the Selling Shareholder of its obligations hereunder and the consummation by the Selling Shareholder of any of the other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any instrument or agreement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the partnership agreement or similar organizational documents of the Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

(g) The Manager shall have received on each date specified in Section 6(o), and on such other dates as may be reasonably requested by the Manager, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Manager, dated such date, in form and substance reasonably satisfactory to the Manager.

The opinion of counsel for the Company described in Section 5(g) above shall be rendered to the Manager at the request of the Company and shall so state therein.

(h) The Manager shall have received on each date specified in Section 6(p), a letter dated such date in form and substance satisfactory to the Manager, from Ernst & Young LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(i) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)). Any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any part thereof or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. All requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Manager.

(j) The Common Shares shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(k) Prior to any Settlement Date, the Company and the Selling Shareholder shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

6. Covenants of the Company and the Selling Shareholder. The Company, and the Selling Shareholder with respect to Section 6(i) below, covenants with the Manager as follows:

(a) To furnish to the Manager and the Selling Shareholder copies of the Registration Statement (excluding exhibits) and electronic copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Manager and the Selling Shareholder may from time to time reasonably request. In case the Manager is required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of the Manager, and at its own expense, the Company shall prepare and deliver to the Manager as many electronic copies as the Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager and the Selling Shareholder a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager or the Selling Shareholder reasonably objects. To furnish to the Manager and the Selling Shareholder a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Manager reasonably objects. Not to take any action that would result in the Manager and the Selling Shareholder or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Manager that the Manager otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in its quarterly reports on

Form 10-Q, and in its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Manager pursuant to this Agreement, (ii) the net proceeds received by the Selling Shareholder from such sales and (iii) the compensation paid by the Selling Shareholder to the Manager with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Manager and the Selling Shareholder via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Manager and the Selling Shareholder and, at the Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Manager and the Selling Shareholder, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Manager and the Selling Shareholder by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to the Manager and the Selling Shareholder as many copies as the Manager and the Selling Shareholder may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Manager as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder covenants to pay or cause to be paid all expenses incident to the performance of the obligations of the Selling Shareholder or the Company under this Agreement, including: (i) the fees, disbursements and expenses of counsel for the Company and the Selling Shareholder and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Manager and the Selling Shareholder, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of outside counsel for the Manager in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of outside counsel to the Manager incurred in connection with the offering contemplated by this Agreement, including any review and qualification by the Financial Industry Regulatory Authority, (iv) all costs and expenses incident to listing the Shares on the Exchange, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the Manager’s reasonable out-of-pocket expenses, including the reasonable fees and disbursements of outside counsel for the Manager incurred by it in connection with the offering contemplated by this Agreement, (vii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon and (viii) all other costs and expenses incident to the performance of the obligations of the Selling Shareholder or the Company hereunder for which provision is not otherwise made in this Section.

(j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(b), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(k) To use its commercially reasonable efforts to maintain the listing of the Shares for trading on the Exchange.

(l) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K (except as provided in the proviso below), unless the Manager shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) or (iii) on such other dates as may be reasonably requested by the Manager and each such date referred to in (i), (ii) and (iii) above, a “Representation Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided, that the filing of a Current Report on Form 8-K will constitute a Representation Date if such Form 8-K contains amended financial information, capsule financial information, financial statements, supporting schedules or other financial data (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K) under the Exchange Act or any amendment thereto.

(m) On each Representation Date, the Selling Shareholder shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 5(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(n) On each Representation Date, the Company shall cause to be furnished to the Manager, dated as of such date, in form and substance satisfactory to the Manager, the written opinion of (i) Stephanie Heim, Vice President, Corporate Counsel and Secretary for the Company, as described in Section 5(d), (ii) Hogan Lovells US LLP, outside counsel for the Company, as described in Section 5(e) and (iii) Stephanie Heim, Vice President, Corporate Counsel and Secretary for the General Partner, as described in Section 5(f), in each case, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(o) On each Representation Date, Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Manager, shall furnish to the Manager a written opinion, dated as of such date in form and substance reasonably satisfactory to the Manager.

With respect to Sections 6(n)(i), 6(n)(ii), 6(n)(iii) and 6(o) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under Section 6(n)(i), 6(n)(ii), 6(n)(iii) or Section 6(o), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Manager, Ernst & Young LLP, independent public accountants of the Company, shall deliver to the Manager the comfort letter(s) described in Section 5(h).

(q) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Manager.

(r) That it consents to the Manager trading in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(s) That each acceptance by the Selling Shareholder of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company and the Selling Shareholder contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Shares or securities convertible into or exchangeable or exercisable for the Common Shares or warrants or other rights to purchase the Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Securities Act of any shares of the Common Shares, except for (i) the registration of the Shares and the sales through the Manager pursuant to this Agreement, (ii) any shares of Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Shares issued or options to purchase Common Shares or upon vesting of restricted share units granted pursuant to existing employee benefit plans of the Company or (iv) any shares of Common Shares issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Manager suspending activity under this program for such period of time as requested by the Company.

(u) To, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager promptly immediately after having received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 5 in any material respect.

7. Covenants of the Selling Shareholder. The Selling Shareholder covenants and agrees with the Manager that it will not prepare or have prepared on its behalf or use, distribute or refer to any free writing prospectus without the prior approval of the Manager.

8. Covenants of the Manager. The Manager covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of the Manager.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager, each person, if any, who controls the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Manager within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Manager furnished to the Company in writing by the Manager expressly for use therein.

(b) The Selling Shareholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Manager, the directors, officers, employees, affiliates and agents of the Manager and each person who controls the Company or the Manager within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information furnished to the Company by or on behalf of the Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.

(c) The Manager agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to information relating to the Manager furnished to the Company in writing by the Manager expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to Sections 9(a) or (b) and by the Company, in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 9(e) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(e) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Manager, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Manager, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder bear to the total commissions received by the Manager. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Manager, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder, on the one hand, or by the Manager, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Company and the Manager agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Manager shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it were offered to the public exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Manager, any person controlling the Manager or any affiliate of the Manager or by or on behalf of the Company, its officers or directors or any person controlling the Company or by or on behalf of the Selling Shareholder, its officers or directors or any person controlling the Selling Shareholder and (iii) acceptance of and payment for any of the Shares.

10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. (a) The Selling Shareholder shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Manager for the Selling Shareholder, the obligations of the Company, including, but not limited to, its obligations under Section 4 above or with respect to any pending sale to the Manager pursuant to a Terms Agreement, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Manager shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Manager for the Selling Shareholder, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3 and Section 9 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 11(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3 and Section 9 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company and the Selling Shareholder, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

12. Entire Agreement. (a) This Agreement represents the entire agreement between the Company, the Selling Shareholder and the Manager with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Manager has acted and will act at arm’s length and owes no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Manager owes the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Manager may have interests that differ from those of the Company and the Selling Shareholder. The Company waives to the full extent permitted by applicable law any claims it may have against the Manager arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

13. Counterparts. This Agreement and any Terms Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its principles of conflicts of law.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

(a) Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United

States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the Company and the Selling Shareholder consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Manager, the Company and the Selling Shareholder waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. Each of the Manager, the Company and the Selling Shareholder agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Manager, the Company and the Selling Shareholder, as the case may be, and may be enforced in any other courts to whose jurisdiction the Company or Selling Shareholder is or may be subject, by suit upon such judgment.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Manager shall be delivered, mailed or sent to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Fax No. (646) 855-3703 (Attn: Reid Barnett); and if to the Company shall be delivered, mailed or sent to Public Storage, 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department; and if to the Selling Shareholder shall be delivered, mailed or sent to PSAC Development Partners, L.P., 701 Western Avenue, 2nd Floor, Glendale, California 91201-2397, Attention: Legal Department.

[Signature page follows]

Very truly yours,

Public Storage

By:	/s/ John Reyes
	Name:	John Reyes
	Title:	Senior Vice President and
Chief Financial Officer

PSAC Development Partners, L.P.

By:	PS LPT Properties Investors its General Partner

By:	/s/ John Reyes
	Name:	John Reyes
	Title:	Senior Vice President and
Chief Financial Officer

Accepted as of the date first written above MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Jeffrey D. Horowitz
	Name:	Jeffrey D. Horowitz
	Title:	Managing Director, Head of Global
Real Estate, Gaming & Lodging Investment Banking

Schedule I

Permitted Free Writing Prospectuses

None.

I-1

Schedule II

Due Diligence Protocol

Set forth below are guidelines for use by the Company, the Selling Shareholder and the Manager in connection with the Manager’s continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company and the Selling Shareholder have agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(l), (m), (n)(i), (n)(ii), (n)(iii), (o) and (p) of the Agreement, the Manager expects to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.	The Manager expects to conduct a weekly due diligence call with the appropriate business, financial and legal representatives of the Company.

3.	On the date of or promptly after the Company’s management has confirmed that same store sales results are available for a given month (but no later than the last business day of the immediately succeeding month), the Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.	In the event that the Selling Shareholder requests the Manager to sell on any one Trading Day an amount of Shares that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, the Manager expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Manager’s rights under the Agreement, including the Manager’s right to require such additional due diligence procedures and document review as the Manager may reasonably request pursuant to the Agreement.

II-1

Exhibit A

[Merrill Lynch, Pierce, Fenner & Smith Incorporated Letterhead]

                    , 20

PSAC Development Partners, L.P.

701 Western Avenue

2nd Floor

Glendale, CA 91201-2397

Attention:

Public Storage

701 Western Avenue

2nd Floor

Glendale, CA 91201-2397

Attention:

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear                     :

This Confirmation sets forth the terms of the agreement of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Manager”) with PSAC Development Partners, L.P., a California limited partnership (the “Selling Shareholder”) and Public Storage, a Maryland real estate investment trust (the “Company”) relating to the sale by the Selling Shareholder of up to 712,400 common shares of beneficial interest, par value $0.10 per share, of the Company pursuant to the Equity Distribution Agreement between the Company, the Selling Shareholder and the Manager, dated November 26, 2012 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Selling Shareholder’s and the Company’s acceptance of this Confirmation (an “Acceptance”), each of the Selling Shareholder and the Company shall have agreed with the Manager to engage in the following transaction:

[Number of Shares to be sold][Aggregate Gross Price of Shares to be sold]:

Minimum price at which Shares may be sold:

Date(s) on which Shares may be sold:

Compensation to Manager (if different than the Agreement):

The transaction set forth in this Confirmation will not be binding on the Selling Shareholder, the Company or the Manager unless and until each of the Selling Shareholder and the Company delivers its Acceptance; provided, however, that the Selling Shareholder, the Company and the Manager will not be bound by the terms of this Confirmation unless each of the Selling Shareholder and the Company delivers its Acceptance by             a.m./p.m. (New York time) on [the date hereof/                    , 20    ].

By delivering its Acceptance, each of the Selling Shareholder and the Company shall be deemed to have represented to the Manager at the time of such Acceptance that each of the Prospectus and the General Disclosure Package, as of the time of such Acceptance, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date.

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

ACCEPTED as of the date first above written PSAC Development Partners, L.P.

By:	PS LPT Properties Investors its General Partner

By:
Name:
Title:

Public Storage

By:
Name:
Title:

[Note: The Selling Shareholder’s and the Company’s Acceptance may also be evidenced by separate written acceptance(s) referencing this Confirmation and delivered in accordance with the Agreement]

Annex A

Subsidiaries

North America:
Shurgard European Holdings, LLC
SEI Arlington Acquisition Corporation
SEI Hypoluxo Acquisition Corporation
SEI - North Bergen Acquisition Corporation
PSCC Inc.
Stor-Re Mutual Insurance Company, Inc
PS Orangeco, Inc.
Public Storage Pickup & Delivery, Inc.
PSI Institutional Advisors, Inc.
PS LPT Properties Investors
PS Insurance Company-Hawaii, Ltd.
SEI - Firestone Acquisition Corporation
Shurgard Storage Centers, LLC
SSC Property Holdings, LLC
CCP/Shurgard Venture, LLC
Shurgard/Morningstar Storage Centers, LLC
MSC Lexington, LLC
Pineville Mini-Storage, LLC
Panhandle, LLC
Benson Mini-Storage, LLC
Morningstar Charlotte, LLC
Albemarle Mini-Storage of Charlotte, LLC
MSC WSB, LLC
Indianland, LLC
MLPGP, LLC
Morningstar Limited Partnership
MSC Garners Ferry, LLC
MSC Greenville, LLC
MSC Spartanburg, LLC

Europe:
Shurgard Self Storage SCA
Shurgard France SAS
Shurgard Storage Centers Sweden KB
Shurgard Nederland Utrecht Franciscus BV
Shurgard Storage Centres UK Ltd.
Shurgard Self Storage Europe Limited (Guernsey)
Shurgard C.V.
Shurgard Luxembourg SARL
Shurgard UK West London Ltd.
Shurgard Europe SPRL
Shurgard Self Storage Europe Limited

A-1

Shurgard Self Storage Luxembourg S.a.r.l.
SSC Luxembourg S.a.r.l.

A-2

ANNEX B

Partnerships

PS Partners, Ltd. (“PSPI”)
PS Partners II, Ltd. (“PSPII”)
PS Partners III, Ltd. (“PSPIII”)
PS Partners IV, Ltd. (“PSPIV”)
PS Partners V, Ltd. (“PSPV”)
PS Partners VI, Ltd. (“PSPVI”)
PS Partners VIII, Ltd. (“PSPVIII”)
PSAF Development Partners, L.P. (“PSAF LP”)
PSAC Development Partners, L.P. (“PSAC LP”)
PSA Institutional Partners, L.P.
Shurgard Evergreen Limited Partnership
Shurgard/Fremont Partners I, a Washington general partnership
Shurgard/Fremont Partners II, a Washington general partnership
Shurgard-South Orange Joint Venture
Shurgard-Oviedo Joint Venture
Shurgard-Maitland Joint Venture
Shurgard-South Semoran Joint Venture
Shurgard-Daytona Beach Joint Venture
Shurgard-Brandon Joint Venture
Shurgard-Eau Gallie Joint Venture
Shurgard-Hyde Park Joint Venture
Shurgard-Carrollwood Joint Venture
Shurgard-Vineland Joint Venture
Shurgard-West Waters Joint Venture
Shurgard-Oldsmar Joint Venture
Shurgard-Colonial Town Joint Venture
Shurgard-Alafaya Joint Venture, LLP
Shurgard-LIP Self Storage Partnership LLP
Shurgard-Red Bug Joint Venture
Shurgard-West Town Joint Venture
Shurgard-Ormond Beach Joint Venture
Shurgard-University Partnership, LLP
Shurgard-Hunt Club Partnership, LLP